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                                                                   EXHIBIT 10.13

                                 PROMISSORY NOTE

$1,000,000.00                                                     August 8, 2002

                  FOR VALUE RECEIVED, the undersigned, WESTECH CAPITAL CORP., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of JOHN J. GORMAN, an individual (together with his successors and assigns and any subsequent holders of this Promissory Note, the "Lender"), the principal sum of ONE MILLION and No/100 Dollars ($1,000,000), together with interest at a fixed rate per annum equal to eleven and one-half percent (11.50%), payable in 20 principal payments of $50,000, with the final payment due on April 8, 2004. Borrower's first principal payment is due September 8, 2002 and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 8, 2002, with all subsequent interest payments to be due on the same day of each month after that. Borrower's final payment due April 8, 2004 will be for all principal and all accrued interest not yet paid.

                  Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Lender at the location he specifies not later than 11:00 a.m. (Austin, Texas time) on the date(s) on which such payments shall become due.

                  All agreements between the Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount contracted for, charged, reserved or received by Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained in this Note or in any other document exceed the Maximum Rate (as hereinafter defined). If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Lender having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum, lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the Lender, then, ipso facto, the obligation to be fulfilled by the Borrower shall be reduced to the limit of such validity, and if, from any such circumstance, the Lender shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Maximum Rate, such amount which would be excessive interest shall be refunded to the Borrower, or to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of this Note, applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Note until payment in full of the principal thereof (including the period of any renewal or extension thereof), all interest at any time contracted for, charged, received or reserved in connection with the indebtedness evidenced by this Note.

         As used in this Note, the term "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Chapter 303 of the Texas Finance Code, as amended or codified (and as the same may be incorporated by reference in other Texas statutes), but otherwise without


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limitation, that rate based upon the weekly ceiling and calculated after taking into account any and all relevant fees, payments and other charges in respect of this Note which are deemed to be interest under applicable law.

                  The Borrower may at any time pay the full amount or any part of this Note without payment of any premium or fee.

                  The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

                  In the event of a default by the Borrower under this Note, in addition to any principal and interest owing on this Note, the Borrower shall reimburse the Lender for any and all legal fees and expenses Lender incurs in collecting on this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.


                                       WESTECH CAPITAL CORP.




                                       By:   /s/ JOHN F. GARBER
                                             -----------------------------------
                                             Name:  John F. Garber
                                                  ------------------------------
                                             Its:
                                                 -------------------------------



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